UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

Amendment No. 1

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 16, 2019

ARTIFICIAL INTELLIGENCE TECHNOLOGY SOLUTIONS INC.

(Exact name of registrant as specified in its charter)

Nevada	333-168530	27-2343603
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1 East Liberty, 6th Floor Reno, NV	89501
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 702-990-3271 not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Securities registered pursuant to Section 12(b) of the Act:  None.

Title of each class	Trading symbol(s)	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [_]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [_]

EXPLANATORY NOTE

This Amendment No. 1 to Current Report on Form 8-K/A is being filed to amend certain financial information reported under Item 4.02 of the Current Report on Form 8-K filed on October 16, 2019 and add an exhibit under Item 9.01.

ITEM 4.02 NON-RELIANCE ON PREVIOUSLY ISSUED FINANCIAL STATEMENTS OR A RELATED AUDIT REPORT OR COMPLETED INTERIM REVIEW.

On August 26, 2019, a Form 10-K for the fiscal year ended February 28, 2019 (the “2019 Form 10-K”) of Artificial Intelligence Technology Solutions Inc. (the “Registrant”), was filed with the Securities and Exchange Commission (the “SEC”) and on August 29, 2019 the Registrant filed an amendment to its 2019 Form 10-K with the SEC (“Amendment”) (The 2019 Form 10-K and Amendment collectively the “Original Filing”).

Fruci & Associates II, PLLC (“Fruci”) the Registrant’s independent registered public accounting, firm notified the Company on September 26, 2019 of a potentially material error in our accounting for certain warrants for the year ended February 28, 2019. This error was discussed with the board of directors and the Company which researched whether or not a change in accounting was warranted and it was determined that a change was required. This error resulted in an overstatement of stock-based compensation and paid in capital of $733,298. The Registrant has concluded that these calculations (“Calculations”) in its audited financial statements for the year ended February 28, 2019, which are included in the Registrant’s Form 10-K for that period, can no longer be relied upon. Specifically, the Registrant’s consolidated balance sheet will be affected, with a decrease in paid –in capital and a corresponding increase in retained earnings due to this accounting error resulting in financial restatements. Additionally, there will be a material change in the consolidated statement of operations with a reduction in general and administrative expenses.

Fruci and the Registrant, having no audit committee, through its Board of Directors, both agreed that due to the Calculations, the financial statements for the period ended February 28, 2019 should not be relied upon, until recalculated. Fruci also determined that the auditor’s report cannot as a result, be relied upon as filed, and the Report of Independent Registered Public Accounting Firm will be reissued in the restated Report on Form 10-K. Accordingly, while no significant other changes are anticipated save those mentioned above, the Original Filing should not be relied upon at this time.

The Registrant anticipates the matter being fully resolved within the next few business days and intends to file a restated Report on Form 10-K for the fiscal year ended February 28, 2019, as soon as practicable thereafter.

The Registrant provided Fruci with a copy of the disclosures it is making in this Current Report on Form 8-K/A Amendment No. 1. Fruci furnished a letter addressed to the Securities and Exchange Commission stating whether or not it agrees with the statements made herein. A copy of Fruci’s letter dated October 25, 2019, is filed as Exhibit 16.1 hereto.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBIT

(d) Exhibits.

Exhibit	Description No.

16.1	Letter of Fruci & Associates II, PLLC, dated October 25, 2019

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Artificial Intelligence Technology Solutions Inc.
Date: October 25, 2019
By: /s/ Garett Parsons
Garett Parsons
Chief Executive Officer